UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2005
THE HARTFORD FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Hartford Financial Services Group, Inc.
Hartford Plaza
Hartford, Connecticut	06115-1900

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:              (860) 547-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 7, 2005, The Hartford Financial Services Group, Inc. (the “Company”) and its wholly-owned, indirect subsidiary, Hartford Life, Inc. (“Hartford Life”) entered into a $1.6 billion Five-Year Competitive Advance and Revolving Credit Facility Agreement (the “Credit Agreement”) with a syndicate of financial institutions, including Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citibank, N.A. as syndication agents, and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. as joint lead arrangers and joint bookrunners. The Credit Agreement replaced (i) the Company’s $1.0 billion Second Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of February 26, 2003, as amended, and (ii) the Company’s and Hartford Life’s $490 million Three-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of December 31, 2002, as amended.
The Credit Agreement provides for up to $1.6 billion of unsecured credit. Of the total availability under the Credit Agreement, up to $250 million is available to support borrowing by Hartford Life alone, and up to $100 million is available to support letters of credit issued on behalf of the Company, Hartford Life, or subsidiaries of either the Company or Hartford Life. The interest rates applicable to loans under the Credit Agreement are generally based on the administrative agent’s base rate or its eurocurrency rate, plus a specified margin. The Company will pay a facility fee and, for any date on which advances exceed 50% of commitments, a utilization fee. The applicable margins and the rates vary based upon the Company’s long-term senior unsecured non-credit-enhanced debt ratings.
The Credit Agreement will expire on the earlier of (a) September 7, 2010, or (b) the date of termination of the commitments upon an event of default. Borrowings under the Credit Agreement may be used for working capital and other general corporate purposes of the Company, Hartford Life and their respective subsidiaries, including, but not limited to, the repayment of maturing commercial paper.
A copy of the Credit Agreement is filed herewith as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
The information set forth above under Item 1.01 with respect to the Company’s $1.0 billion Second Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of February 26, 2003, as amended, and the Company’s and Hartford Life’s $490 million Three-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of December 31, 2002, as amended, is hereby incorporated by reference into this Item 1.02.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.
10.1	Five-Year Competitive Advance and Revolving Credit Facility Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

Date: September 12, 2005	By:	/s/ Neal S. Wolin

	Name:	Neal S. Wolin
	Title:	Executive Vice President and General Counsel